               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the following Registration Statements on Form S-8 of Sylvan Learning Systems, Inc. of our report dated June 14, 1996, with respect to the financial statements of Sylvan Learning Systems, Inc. 401(k) Retirement Savings Plan, amending Sylvan Learning Systems, Inc. Annual Report (Form 10-K) for the year ended December 31, 1995.


         Name                  Registration Number          Date Filed
- ----------------------------------------------------------------------------
1987-1991 Employee Stock
  Option Plan                       33-77384              April 6, 1994


1993 Director Stock Option
  Plan                              33-77386              April 6, 1994


1993 Employee Stock Option
  Plan                              33-77390              April 6, 1994


1993 Management Stock
  Option Plan                       33-77388              April 6, 1994






Baltimore, Maryland
June 24, 1996